UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 28, 2015

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2015, Daniel A. Decker informed the board of directors of Sentio Healthcare Properties, Inc. (the “Company”) of his decision to resign his position as a director of the Company in order to pursue other opportunities effective immediately. Mr. Decker has been a director of the Company and member of the Company’s Investment Committee since March 2013 when he was appointed to the board as a KKR-selected director pursuant to the terms of the KKR Equity Commitment. As Mr. Decker was a KKR-selected director, his replacement will be selected by KKR. Mr. Decker’s decision to resign is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The terms of the KKR Equity Commitment were previously disclosed and are discussed in a Current Report on Form 8-K filed by the Company on February 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: October 2, 2015	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer